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                                                                    EXHIBIT 10.1

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                         TRANSFER AND REPURCHASE AGREEMENT


                                   by and between


                                LTC Properties, Inc.



                                        and



                             LTC REMIC IV Corporation


                      ---------------------------------------



                                    Dated as of
                                  April 20, 1998



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               THIS TRANSFER AND REPURCHASE AGREEMENT, dated as of April 20,
1998, by and between LTC Properties, Inc., a Maryland corporation ("LTC" or the "Originator"), and LTC REMIC IV Corporation, a Delaware corporation (together with its permitted assigns, the "Company").

                                 WITNESSETH:

               WHEREAS, the Company, a corporation organized under the laws of Delaware, is a wholly owned subsidiary of LTC; and

               WHEREAS, LTC will sell, transfer, convey and assign (the "Transfer") to the Company all of its right, title and interest in, to and under certain mortgage loans (the "Mortgage Loans") secured by first liens on properties that provide health care and/or long-term nursing or assisted living care, listed on the Mortgage Loan Schedule attached as Exhibit A hereto and all of its right, title and interest in, to and under the LTC Commercial Mortgage Pass-Through Certificates, Series 1993-1, Class E (the "Mortgage Certificates"); and

               WHEREAS, LTC, in consideration for the Transfer of the Mortgage Loans and Mortgage Certificates to the Company, will receive $116,940,335 in cash and the Class F, Class G, Class R, Class LR, Class X-1 and Class X-2 Certificates having a principal balance of $34,245,541 which LTC will permit the Company or a wholly-owned subsidiary of LTC to retain; and

               WHEREAS, the Company will convey the Mortgage Loans and Mortgage Certificates to a trust (the "Trust") formed pursuant to the Pooling and Servicing Agreement (as defined below) on or about the date hereof and will retain certain interests in the Mortgage Loans and Mortgage Certificates to the extent provided in the Pooling and Servicing Agreement; and

               WHEREAS, the Trust will issue pass-through certificates (the "Certificates") which in the aggregate will represent the entire beneficial ownership interest in the assets of the Trust, which assets will consist of the Mortgage Loans, Mortgage Certificates and certain related assets; and

               WHEREAS, it is a condition to the issuance of the Certificates that LTC shall be required to repurchase the Mortgage Loans or Mortgage Certificates under the circumstances and subject to the conditions set forth herein and in the Pooling and Servicing Agreement.

               NOW, THEREFORE, for and in consideration of the premises and the mutual covenants hereinafter contained, the parties hereto covenant and agree as follows:

                                   ARTICLE I

                                  DEFINITIONS

               As used herein, the following terms shall have the meanings herein specified unless the context otherwise requires. Defined terms in this Agreement shall include in the singular number the plural and in the plural number the singular. Capitalized terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Pooling and Servicing Agreement.

               "AGREEMENT" shall mean this Transfer and Repurchase Agreement as the same may from time to time hereafter be modified, supplemented or amended.

               "APPRAISED VALUE" shall mean with respect to any Mortgaged Property, the appraised value

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thereof based upon the appraisal made or used by LTC in connection with the origination of the related Mortgage Loan.

               "BORROWER" shall mean any obligor under a Note.

               "BUSINESS DAY" shall mean any day other than a Saturday, a Sunday or a day on which banking institutions in the city of Chicago, Illinois (for so long as LaSalle National Bank is the Trustee) or Philadelphia, Pennsylvania or New York, New York (so long as GMAC Commercial Mortgage Corporation is the Master Servicer) are authorized or obligated by law, executive order or governmental decree to be closed, or LTC Properties, Inc., the Master Servicer or the Trustee is closed.

               "CODE" shall mean the Internal Revenue Code of 1986, any successor statute thereto, and any temporary or final regulations of the United States Department of the Treasury from time to time promulgated thereunder.

               "COLLATERAL" shall mean all property (including the real property listed on Exhibit A hereto) and interests in property now owned or hereafter acquired in or upon which a lien has been or is purported or intended to have been granted to the Trust under the Transaction Documents.

               "DISQUALIFYING CONDITION" shall have the meaning assigned thereto in Section 3.2(a)(xliii) hereof.

               "ENVIRONMENTAL CONDITION" shall mean any condition or circumstance that (i) may pose an imminent or substantial endangerment to the public health or welfare or the environment, (ii) may result in a release or threatened release of any Hazardous Materials, or (iii) may give rise to any environmental claim or demand.

               "GROUND LEASE" shall have the meaning assigned thereto in Section 3.2(a)(xxix) hereof.

               "MORTGAGE LOAN SCHEDULE" shall mean Exhibit A to this Agreement.

               "NET LEASE" shall mean with respect to any Mortgage Loan, a lease covering substantially all of the related Mortgaged Property pursuant to which the related tenant is obligated to pay (i) a minimum fixed rental substantially sufficient, as of the date of origination of such Mortgage Loan, to pay in full each related Monthly Payment on such Mortgage Loan (other than any Balloon Payment), and (ii) all other charges commonly associated with the operation and maintenance of such Mortgaged Property (other than exterior maintenance of buildings and adjacent land and improvements located thereon), including, without limitation, real estate taxes and assessments, insurance and structural and non-structural repairs and maintenance. In the case of any Mortgage Loan secured by more than one Mortgaged Property, the term "Net Lease" shall refer to each Net Lease relating to each such Mortgaged Property.

               "NURSING FACILITIES" shall mean Mortgaged Properties operating as
(i) skilled nursing facilities or (ii) assisted living facilities.

               "PERSON" shall mean any individual, corporation, limited liability company, partnership, joint venture, firm, association, joint-stock company, trust, unincorporated organization or government or any agency political subdivision thereof.

               "POOLING AND SERVICING AGREEMENT" shall mean the Pooling and Servicing Agreement dated as of May , 1998 by and among the Company, as Depositor, LaSalle National Bank, as Trustee, GMAC Commercial Mortgage Corporation, as Master Servicer and LTC, as Special Servicer.

               "QUALIFIED MORTGAGE" A Mortgage Loan that is a "qualified mortgage" within the meaning of Code Section 860G(a)(3) (but without regard to the rule in Treasury Regulation l.860G-2(f)(2) that treats a defective obligation as a qualified mortgage, or any substantially similar successor provision) and applicable Treasury Regulations promulgated pursuant thereto.

               "QUALIFIED TITLE INSURER" shall mean any title insurer specified on Exhibit B hereto.

               "REPURCHASE PRICE" shall mean, with respect to (a) any Mortgage Loan to be purchased or repurchased during any Prepayment Period pursuant to this Agreement or the Pooling and Servicing Agreement, an amount, calculated by the Master Servicer, or the Special Servicer, as applicable, equal to:

             (i) the unpaid principal balance of such Mortgage Loan as of the Due Date as to which a payment of principal was last made by the Borrower; PLUS

            (ii) unpaid accrued interest from the Due Date as to which interest was last paid by the Borrower up to the Due Date in the Due Period related to the same Determination Date as the Prepayment Period in which the purchase or repurchase is to occur at a rate equal to the Mortgage Interest Rate applicable from time to time on the unpaid Principal Balance of such Mortgage Loan; PLUS

           (iii) any unreimbursed Servicer Advances on such Mortgage Loan, plus interest thereon at the Advance Rate; PLUS

            (iv) expenses reasonably incurred or to be incurred by the Master Servicer, the Special Servicer or the Trustee in respect of the breach or defect giving rise to the repurchase obligation, including any expenses arising out of the enforcement of the repurchase obligation; and

             (b) the Mortgage Certificates to be purchased or repurchased during any Prepayment Period pursuant to this Agreement or the Pooling and Servicing Agreement, an amount to be calculated by the Master Servicer equal to the unpaid principal amounts of such Mortgage Certificates on the date such repurchase occurs plus accrued and unpaid interest through the last day of the Interest Accrual Period in which such repurchase occurs, plus unpaid and outstanding expenses for such Mortgage Certificates.

               "TRANSACTIONS" shall mean the transactions contemplated by the Transaction Documents.

               "TRANSACTION DOCUMENTS" shall mean this Agreement, the Pooling and Servicing Agreement and all other documents to which LTC or the Company is a party which relate to the transfer of the Mortgage Loans and Mortgage Certificates to the Company or the Trust or to the issuance of the Certificates.

                                     ARTICLE II

                             ASSIGNMENT; PURCHASE PRICE

          (a) LTC concurrently with the execution hereof, does hereby sell, transfer, assign, set over and otherwise convey to the Company (i) all the right, title and interest of LTC in and to the Mortgage Loans identified on Exhibit A hereto, including all rights to payment in respect thereof under the Notes and any and all related agreements, title insurance policies and any security interest thereunder (whether in real or personal property or other Collateral and whether tangible or intangible) and any guaranty or letter of credit relating thereto and (ii) all the right, title and interest of LTC in and to the Mortgage Certificates, without recourse and without warranty of any kind except as specifically set forth herein. The parties intend that the above conveyance of the Mortgage Loans, Mortgage Certificates and the related rights and property effected in the preceding paragraph constitute an absolute transfer of such property by the Originator to the Company. If such conveyance is deemed, however, to be a pledge of security for a loan or the conveyance is found to not be effective, LTC hereby grants to the Company, to secure its obligation to pay the Purchase Price, a first priority security interest in all of LTC's right, title and interest in and to the Mortgage Loans identified on the Mortgage Loan Schedule and the Mortgage Certificates as of the Cut-off Date, including, without limitation, all interest and principal due on or after the Cut-off Date (including any amounts received by LTC before the Cut-off Date but due on or after the Cut-off Date), together with LTC's right, title and interest in any related primary mortgage or other insurance policies and any escrow, reserve, or other comparable accounts in respect of the Mortgage Loans.

          (b) In consideration for the transfer of the Mortgage Loans and Mortgage Certificates to the Company, LTC will receive $116,940,335 in cash and the Class F, Class G, Class R, Class LR, Class X-1 and Class X-2 Certificates, having an aggregate principal balance of $34,245,541 (PROVIDED, THAT, the Class X-1 and Class X-2 Certificates have no outstanding principal balance and are only entitled to interest payments), which LTC will permit the Company or a wholly-owned subsidiary of LTC to retain (such cash amount, together with the Certificates, the "Purchase Price") which represents the purchase price for the Mortgage Loans and Mortgage Certificate minus certain fees and expenses of Goldman Sachs & Co. as initial purchaser of certain classes of the Certificates.

                                    ARTICLE III

                CORPORATE REPRESENTATIONS, WARRANTIES AND COVENANTS;
                         REPURCHASE OR SUBSTITUTION EVENTS

               Section 3.1 CORPORATE REPRESENTATIONS, WARRANTIES AND COVENANTS. As a condition to the execution and delivery of the Pooling and Servicing Agreement and the completion of the Transactions contemplated thereby, LTC and the Company make the following representations and warranties, which shall survive the execution and delivery of this Agreement and all other Transaction Documents.

               (a) LTC represents and warrants that, as of the Closing Date (i) it is duly authorized to execute and deliver this Agreement, to enter into the Transactions and to perform its obligations hereunder and has taken all necessary action to authorize such execution, delivery and performance, (ii) the Person signing this Agreement on its behalf is duly authorized to do so on its behalf and this Agreement has been duly executed and delivered by it, (iii) it has obtained all authorizations of any governmental body required in connection with this Agreement and the Transactions and such authorizations are in full force and effect, (iv) the execution, delivery and performance of this Agreement and the Transactions will not violate any law, ordinance, charter, by-law or rule applicable to it or any material agreement or order or decree by which it is bound or by which any of its assets are affected, (v) there is no action, suit or proceeding against, or investigation of, it pending or threatened, before any court, administrative agency or other tribunal which, either individually or in the aggregate, (A) asserts the invalidity of this Agreement,
(B) seeks to prevent the consummation of any of the Transactions or (C) which would materially and adversely affect the performance by it of its obligations under, or the validity or enforceability of, this Agreement and (vi) this Agreement constitutes a legal, valid and binding agreement of it, enforceable against it in accordance with its terms, subject to applicable bankruptcy, fraudulent conveyance, insolvency, reorganization, moratorium and similar laws affecting creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity, including principles of commercial reasonableness, good faith and fair dealing (regardless of whether enforcement is sought in a proceeding in equity or at law).

                    (b) The Company has ensured and will continue to ensure that: (a) its funds and other

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assets are identifiable and are not commingled with those of any Affiliate and that it maintains bank accounts, corporate records and books of account separate and apart from those of any Affiliate; (b) it pays from its assets all obligations and indebtedness of any kind incurred by it; and (c) the business and affairs of the Company are managed by or under the direction of its Board of Directors. The assets and liabilities of the Company and its Affiliates, including LTC, are and will continue to be readily ascertainable and subject to segregation without requiring substantial time or expense to effect and account for such segregated assets and liabilities.

               (c) The Company conducts and will continue to conduct its business solely in its own name so as not to mislead others as to the identity of the company with which those others are concerned; LTC does not conduct its business in the name of the Company or otherwise act in a manner that would lead others to believe that they are dealing with the Company or its assets rather than LTC and its assets. Without limiting the generality of the foregoing, all oral and written communications including, without limitation, letters, invoices, purchase orders, contracts, statements and applications, have been and will be made solely in the name of the Company if they relate to the Company and solely in the name of LTC if they relate to LTC. The Company and LTC have separate stationery and other business forms. The Company has and will continue to conduct its business from an office separate from that of LTC.

               (d) The Company and LTC each is adequately capitalized for the businesses in which it is engaged or in which it may become engaged. The Company will not declare dividends to LTC if declaring dividends would result in inadequate capitalization for the Company. Each of the Company and LTC will at all times ensure that its capitalization is adequate in light of its business and purpose. The Company will continue to provide for its own operating expenses and liabilities from its own funds, and such expenses and liabilities will not be paid by LTC, except that certain of the organizational expenses of the Company have been paid by LTC. In addition, from time to time LTC may make capital contributions to the Company to enable the Company to acquire certain securities; any such capital contributions will be reflected as such on the books and records of both LTC and the Company, and will be treated as capital contributions for tax, accounting and other relevant purposes.

               (e) The Company maintains, and will continue to maintain, cash management systems separate from those of LTC. General overhead and administrative expenses of LTC will not be charged or otherwise allocated to the Company and such expenses of the Company will not be charged or otherwise allocated to LTC (other than the organizational expenses referred to above). There will be no guarantees made by the Company with respect to obligations of LTC and there will be no guarantees made by LTC with respect to obligations of the Company. Accordingly, the separate assets and liabilities of the Company are and will continue to be readily ascertainable from those of LTC.

               (f) The Company maintains corporate records distinct and separately identifiable from the corporate records of LTC and any other person or entity. The Company maintains full and complete financial records distinct and separately identifiable from the financial records of LTC or any Affiliates. These statements and reports are prepared and maintained in accordance with generally accepted accounting principles, susceptible to audit and audited, at least annually, in connection with the audit of LTC by independent public accountants, in accordance with generally accepted auditing standards. LTC prepares and files consolidated federal tax returns and combined financial statements all of which will include the Company. The Company keeps its funds separate and apart from the funds of LTC and any Affiliates, and its other assets are separately identifiable and distinguishable from the assets of LTC and any Affiliates. The Company will prepare and issue to its creditors financial statements separate from those of LTC.

               (g) When necessary, the Company obtains proper authorization from its directors or stockholders, as appropriate, for corporate action. The Company acts solely in its name and through its duly authorized officers or agents in the conduct of its businesses.


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

               (h) The Company and LTC each do not and will not: (a) hold itself out as having agreed to pay or become liable for the debts of LTC, in the case of the Company, or the Company, in the case of LTC; (b) fail to correct any known misrepresentation with respect to the foregoing; (c) operate or purport to operate as an integrated, single economic unit with LTC, in the case of the Company, or with the Company, in the case of LTC; (d) seek or obtain credit or incur any obligation to any third party based upon the assets of LTC, in the case of the Company, or upon the assets of the Company, in the case of LTC; or
(e) induce any such third party to rely reasonably on the creditworthiness of LTC, in the case of the Company, or the creditworthiness of the Company, in the case of LTC. The Company maintains and will continue to maintain an arm's-length relationship with LTC. The Company maintains and will continue to maintain management over its daily business affairs independent from that of LTC and free of any undue or excessive control exercised by LTC; LTC maintains, and will continue to maintain, management over its daily business affairs independent from that of the Company and free of any undue or excessive control exercised by the Company.

               (i) The Company, prior to or contemporaneously with the sale of the Mortgage Loans and Mortgage Certificates, will disclose all material transactions associated with its acquisition of the Mortgage Loans and Mortgage Certificates and the transfer of such Mortgage Loans and Mortgage Certificates the Trust Fund by various means, including, without limitation, the filing of UCC-1 financing statements and other communications.

               (j) The annual financial statements of LTC and the Company, including the consolidated financial statements of LTC, will disclose the effects of the transactions in accordance with generally accepted accounting principles. The consolidated financial statements of LTC will contain a footnote stating that the Mortgage Loans and Mortgage Certificates have been sold to the Company and the assets of the Company are not available to satisfy the obligations of LTC or its other subsidiaries. The resolutions, agreements and other instruments underlying the subject transactions will be continuously maintained by LTC and the Company as official records.

               Section 3.2 REPURCHASE OR SUBSTITUTION EVENTS. (a) Subject to the provisions of Section 4.1 hereof, LTC agrees to remedy any violation described below in all material respects or to repurchase or substitute a Mortgage Loan upon the determination, as of the Closing Date and immediately prior to the effectiveness of the transfer effected hereby or as of such other date specifically provided herein, that one of the following statements is not true in any material respect and such violation has a material adverse effect on the Certificateholders:

             (i)    LTC is the sole owner and holder of such Mortgage Loan;

            (ii) LTC has full right and authority to sell, assign and transfer such Mortgage Loan;

           (iii) The information set forth in the Mortgage Loan Schedule is correct in all material respects at the date or dates respecting which such information is furnished as specified therein (or, if no date is specified, at and as of the Closing Date);

            (iv) Such Mortgage Loan is not a participation interest in a mortgage loan, but is a whole loan, such Mortgage Loan does not contain terms providing for a contingent interest, and such Mortgage Loan does not contain an equity participation;

             (v) Such Mortgage Loan complies, as of the date of origination, with, or was exempt from, applicable state or federal laws, regulations and other requirements pertaining to usury, and the receipt of any amounts payable as interest or otherwise from revenues derived from the operation of the related Mortgaged Property or in respect of any equity participation provision of such Mortgage Loan do not violate any applicable federal, state or local law, regulation or other requirement pertaining to usury; any or all other requirements of any federal, state or local law,

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


                    including, without limitation, truth-in-lending, real estate settlement procedures, equal credit opportunity or disclosure laws, applicable to such Mortgage Loan were complied with as of the date of origination of such Mortgage Loan;

            (vi) The origination, servicing and collection practices used by LTC or any prior holder of such Mortgage Loan have been in all material respects legal, proper and prudent and have met customary standards utilized by originators of mortgage loans to long-term health care facilities in the areas where the related Mortgaged Properties are located;

           (vii) Such Mortgage Loan was originated by LTC or any agent thereof, and complies with all the material terms, conditions and requirements of the underwriting policies of LTC in effect at the time of origination;

          (viii) LTC is transferring such Mortgage Loan free and clear of any and all liens, pledges, charges or security interests of any nature encumbering such Mortgage Loan other than the lien granted pursuant to Article II hereof and such transfer is not subject to bulk sale law;

            (ix) The proceeds of such Mortgage Loan have been fully disbursed and there is no requirement for future advances thereunder;

             (x) Each of the related Notes, related Mortgages and other agreements providing security, credit support or other assurances in connection therewith is a legal, valid and binding obligation of the maker thereof (subject to any nonrecourse provisions therein and any laws applicable thereto of similar effect, such as antideficiency or one-form-of-action rules), enforceable in accordance with its terms, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and (C) in the case of certain personal guarantees executed in connection with certain Mortgage Loans, the community property laws of the states in which the persons executing such guarantees are domiciled, and there is no valid offset, defense, counterclaim or right to rescission with respect to such Note, Mortgage or other agreements;

            (xi) The related Assignment of Mortgage constitutes a legal, valid and binding assignment of such Mortgage to the Company, and the related reassignment of assignment of leases and rents, if any, constitutes a legal, valid and binding assignment thereof to the Company, subject to applicable bankruptcy, insolvency, reorganization, fraudulent conveyance, moratorium and other similar laws affecting the enforcement of creditors' rights and remedies generally, and subject, as to enforceability, to general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law) including principles of commercial reasonableness, good faith and fair dealing;

           (xii) The related Mortgage (including any related security agreement included in the definition of such term) is a valid and enforceable first lien on the related Mortgaged Property, (except for the Mortgage on the Mortgaged Property related to Mortgage Loans #85A and #85B, which are valid and enforceable first lien securing such Mortgage Loan and a valid and enforceable second lien securing such related Mortgage Loan), which Mortgaged Property is free and clear of all encumbrances and liens having priority over, or equal to, the lien of the Mortgage, except as such enforcement may be limited by (A) bankruptcy, insolvency, reorganization, fraudulent conveyance or other similar laws affecting the enforcement of creditors' rights and remedies generally, (B) general principles of equity (regardless of whether such enforcement is considered in a proceeding in equity or at law), including without limitation concepts of materiality, reasonableness, good faith and fair dealing and the possible unavailability of specific performance or injunctive relief, and subject only to (i) liens for real estate taxes and special assessments not yet due and payable, (ii) covenants, conditions and restrictions, rights of way, easements and other matters of public record as of the date of recording of such Mortgage, such exceptions appearing of record being acceptable to mortgage lending institutions generally or specifically reflected in the appraisal made in connection with the origination of the related Mortgage Loan, none of which materially impairs the value of the property or materially interferes with the benefits of the security intended to be provided by such Mortgage, (iii) exceptions and exclusions specifically referred to in the lender's title insurance policy described in clause (xxiii) below, none of which materially impairs the value of the Mortgaged Property or interferes with the use and operation of the premises as currently contemplated or the ability of the Borrower to make payments of principal and interest on the related Mortgage Loan when due, (iv) a lien on the property to ensure the reimbursement of remedial or response costs incurred by a State or the United States as a result of an Environmental Condition, or (v) other matters to which like properties are commonly subject none of which, individually or in the aggregate, materially impairs the value of the property or materially interferes with the use and operation of the premises as currently contemplated or the ability of the Borrower to make payments of principal and interest on the related Mortgage Loan when due; PROVIDED, HOWEVER, that the Borrower may grant security interests in specific items of personal property located on the related Mortgaged Property (or all of the Mortgaged Properties in the case of Mortgage Loans secured by more than one Mortgaged property) to the lessors of or purchase-money lenders for said personal property, so long as such encumbrances secure obligations of the Borrower in an aggregate amount not in excess of eight thousand dollars ($8,000) per month;

          (xiii) The related Mortgage has not been waived, modified, altered, satisfied, cancelled or subordinated in any respect or rescinded, or the related Mortgaged Property has not been released from the lien or other encumbrance of, and the related Borrower has not been released from its obligations under, such Mortgage or the related Mortgage Note, in whole or in any part, in a manner which materially interferes with the benefits of the security intended to be provided by such Mortgage or the use, enjoyment, value or marketability of the related Mortgaged Property for the purposes specified in such Mortgage; no guarantor has been released, in whole or in part, under the related guaranty (if any); and no instrument has been executed that would effect any such cancellation, subordination, rescission or release, with the exception of the written instruments which are part of the related Mortgage File;

           (xiv) All taxes, governmental assessments or water, sewer and municipal charges that prior to the Cut-Off Date became due and owing in respect of, and affect, the related Mortgaged Property, and that by filing of a notice or other appropriate instrument by a government agency could become a lien on such Mortgaged Property, have been paid prior to becoming delinquent, or a collateral pledge account with an amount sufficient to cover such payments has been established;

            (xv) Neither the Originator nor any of its agents or Affiliates has, directly or indirectly, advanced funds, or received any advance of funds by a party other than the related Borrower, for the payment of any amount required by the related Note or the related Mortgage, except for interest accruing from the date of the Note or date of disbursement of the proceeds of such Mortgage Loan, whichever is later, to the date which preceded by 30 days the first Due Date under the related Note;

           (xvi) The proceeds of such Mortgage Loan to the related Borrower at origination did not exceed the principal amount of such Mortgage Loan and, taking into account any lien on the related Mortgaged Property which is senior to or of equal seniority as such Mortgage Loan, either (A) such Mortgage Loan is secured by an interest in real property having a fair market value (i) at least equal to 80% of the principal balance of such Mortgage Loan at the later of the date such Mortgage Loan was originated (or, with respect to those Mortgage Loans between the Originator and its subsidiaries, at the time the Mortgage Loan will be transferred to the Trust) or the date upon which a significant modification (as defined in Treasury Regulation Section 1.860G-2(b) of the
                    Code) occurred or (ii) at least equal to 80% of the principal balance of such Mortgage Loan at the Closing Date; or (B) substantially all the proceeds of such Mortgage Loan were used to acquire, improve or protect the real property that served as the only security for such Mortgage Loan (other than a recourse feature or other third party credit enhancement within the meaning of Treasury Regulation Section l.860G-2(a)(1)(ii) and no significant modification, as defined in Treasury Regulation Section 1.860G-2(b), has been made to such Mortgage Loan); PROVIDED, HOWEVER, that the fair market value of the interest in real property securing such Mortgage Loan shall be determined in accordance with Section 1.856-3(a) of the Treasury Regulations; PROVIDED, FURTHER, with respect to any Mortgage Loan which provides for a partial release of the Mortgage Property upon a partial payment of the Mortgage Loan, the Allocable Loan Amount with respect to each property independently would meet the 80% test described in clause
                    (i) of this subparagraph (xvi);

          (xvii) There is no proceeding pending for the total or partial condemnation of the related Mortgaged Property, and such Mortgaged Property is in good repair and free and clear of any damage that would affect materially and adversely the value of such Mortgaged Property as security for such Mortgage Loan or the use for which the premises were intended;

         (xviii) The related Mortgaged Property is free and clear of any mechanics' and materialmen's liens, or liens in the nature thereof, and no rights are outstanding that under law could give rise to any such liens, any of which liens are or may be senior to, or of equal priority with, the lien of the related Mortgage, except those which are insured against by the lender's title insurance policy referred to in clause (xxiii) below;

           (xix) None of the improvements which were included for the purpose of determining the Appraised Value of the related Mortgaged Property in connection with the origination of such Mortgage Loan lies outside the boundaries and building restriction lines of such property, no improvements on adjoining properties materially encroach upon such Mortgaged Property, and all improvements located on or forming a part of such Mortgaged Property complied with applicable zoning laws and/or set-back ordinances in force when such improvements were placed on such Mortgaged Property except where (i) non-compliance could not have a foreseeable material adverse effect on such Mortgaged Property, (ii) the Mortgaged Property has a variance or special use permit allowing the non-compliance, or (iii) the improvements on the Mortgaged Property were made prior to the effective date of the applicable zoning ordinance and are therefore grandfathered;

            (xx) At the time of origination of such Mortgage Loan and as of the date of the transfer of such Mortgage Loan by LTC hereunder, the related Borrower, lessee and/or operator was in possession of all material federal, state and local governmental and regulatory approvals, licenses, permits and other authorizations then necessary and required by applicable law for the use of the related Mortgaged Property and all such approvals, licenses, permits and authorizations were valid and in full force and effect;

           (xxi) If the related Mortgaged Property is subject to a lease, the related Borrower is the owner and holder of the landlord's interest under any lease for use and occupancy of all or any portion of the related Mortgaged Property; the related Mortgage and related Assignment of Leases, Rents and Profits provides for the appointment of a receiver for rents, or provides for rents to be paid directly to the mortgagee in the event of default, or allows the mortgagee to enter into possession to collect the rents; no assignments have been made of the landlord's interest in any such lease or any portion of the rents, additional rents, charges, issues or profits due and payable or to become due and payable under any such lease, which assignments are presently outstanding and have priority over the related Mortgage or any related Assignment of Leases, Rents and Profits given in connection with the origination of the related Mortgage, other than as may be disclosed in the related lender's title insurance policy referred to in clause (xxiii) below; and the related Borrower is the beneficial owner of the related Mortgaged Property with the exception of Mortgage Loan #142 with respect to which the related Borrower has a leasehold interest in one of the related Mortgaged Properties;

          (xxii) Both the Originator and the Depositor were authorized to the extent required under applicable law to transact and do business in the jurisdiction in which the related Mortgaged Property is located at all times when it held such Mortgage Loan, or any failure to be so qualified has not impaired the validity of such Mortgage Loan;

         (xxiii) The related Mortgage is covered by a lender's title insurance policy, issued by a Qualified Title Insurer, insuring that the related Mortgage is a valid first lien (except for the Mortgage on the Mortgaged Property related to Mortgage Loans #85A and #85B, which are valid and enforceable first lien securing such Mortgage Loan, and a valid and enforceable second lien securing such Mortgage
                    Loan) on such Mortgaged Property; such title insurance policy is in full force and effect, is freely assignable (subject to obtaining the required assignment endorsement upon payment of premium therefor if necessary) and (subject to any required recordation of the appropriate Assignment of Mortgage, the obtaining of the required assignment endorsement, if any, and the payment of the required premium therefor) will inure to the benefit of the Trustee as mortgagee of record; such policy is not subject to exceptions which are not acceptable to mortgage lending institutions generally and which are not specifically referenced in such title insurance policy, which impairs the value of the property or materially interferes with the use and operation of the premises as currently contemplated or the ability of the Borrower to make payments of principal and interest on the related Mortgage Loan when due; and neither the Originator nor any prior mortgagee has done, by act or omission, anything which would materially impair the value of the property or materially impair the use and operation of the premises as currently contemplated or the ability of the related Borrower to make payments of principal and interest on the related Mortgage Loan when due;

          (xxiv) There is no material default, breach, violation or event of acceleration existing under the related Mortgage or the related Note or an event (other than payments due but not yet delinquent) which, with the passage of time or with notice and the expiration of any grace or cure period, would constitute a material default, breach, violation or event of acceleration; there has been no knowing waiver of any default, breach, violation or event of acceleration of any of the foregoing, and no Person other than the holder of such Note may declare an event of default or accelerate the related indebtedness under any such Mortgage Loan, Mortgage or Note;

           (xxv) As of the Cut-Off Date, no Mortgage Loan is 30 days or more delinquent in payment beyond its related Due Date and no Mortgage Loan has been more than 30 days delinquent in payment more than once during the 12 months prior to the Cut-Off Date without giving effect to any grace period permitted by the related Mortgage or Note;

          (xxvi) The related Note or the related Mortgage contains customary and enforceable provisions such as to render the rights and remedies of the holder thereof adequate for the realization against the related Mortgaged Property of the benefits of the security (except as may be limited as described in clause (x) above), including realization by judicial or, if applicable, nonjudicial foreclosure, and there is no exemption available to the Borrower which would interfere with such right to foreclosure other than as described in clauses (xi) and (xii) above;

         (xxvii) The facility located on the related Mortgaged Property and the operator with respect to such facility has all certificates, licenses, permits or other authorization required by applicable law for the operation of such facility, and, to the extent such facility participates in Medicaid, Medicare or other similar programs, such facility and operator holds a valid certification for such participation, appropriate for the level of care provided at such facility;

        (xxviii) The related Mortgaged Property is insured by a fire and extended perils insurance policy issued by a Qualified Insurer (as defined in the Pooling and Servicing Agreement), providing coverage against loss or damage sustained by reason of fire, lightning, windstorm, hail, explosion, aircraft, vehicles and smoke, and, to the extent required as of the date of origination by LTC consistent with its normal commercial mortgage lending practices, against other risks insured against by Persons operating like properties in the locality of such Mortgaged Property including flood insurance in the event that the related Mortgaged Property is located within the 100-year flood zone, in an amount which is at least equal to the lesser of the current principal balance of such Mortgage Loan or the replacement cost of the improvements which are a part of such Mortgaged Property; all premium installments then due on such insurance policy have been paid; such insurance policy requires prior notice to the insured of termination or cancellation, and no such notice has been received; the related Mortgage or related Mortgage Loan documents obligate the related Borrower to maintain all such insurance and authorizes the mortgagee, upon such Borrower's failure to do so, to maintain such insurance at the Borrower's cost or expense and to seek reimbursement therefor from such Borrower; the related Mortgage or related Mortgage Loan documents obligate the related Borrower to apply any insurance proceeds either to the repair and restoration of all or part of the related Mortgaged Property, and such Borrower or trustee appointed by such Borrower has the right to hold and disburse such proceeds as the repair and restoration progresses or to apply such proceeds to the outstanding principal balance, together with any accrued interest thereon, of the related Mortgage Loan;

          (xxix) The related Borrower owns the related Mortgaged Property in fee simple (except for Mortgage Loan #142 which is partially secured by a leasehold interest (the "Ground Lease"), except as title may be qualified in the related lender's title insurance policy referred to in clause (xxiii) above, and with respect to such Mortgage Loan #142:

                    (1) The Mortgage does not by its terms provide that it will be subordinated to the lien of any other mortgage and upon the occurrence of an event of default under the terms of the Mortgage by the Borrower, the mortgagee has the right to foreclose or otherwise exercise its rights with respect to the leasehold interest within a commercially reasonable time;

                    (2) The Ground Lease or a memorandum thereof has been duly recorded, the Ground Lease permits the interest of the lessee thereunder to be encumbered by the related Mortgage, and there has not been a material change in the terms of the Ground Lease since its recordation, with the exception of written instruments which are part of the related Mortgage File;

                    (3) Except as indicated in the related title insurance policy or opinion of title, the ground lessee's interest in the Ground Lease is not subject to any liens or encumbrances superior to, or of equal priority with the related Mortgage, other than the related ground lessor's related fee interest;

                    (4) The related Borrower's interest in the Ground Lease is assignable to the Trustee upon notice to, but without the consent of, the lessor thereunder (or, if any such consent is required, it has been obtained prior to the Closing Date) or, in the event that it is so assigned, it is further assignable by the Trustee and its successors and assigns upon notice to, but without a need to obtain the consent of, such lessor;

                    (5) To the best of the Originator's knowledge, as of the Closing Date, the Ground Lease is in full force and effect and no default has occurred under the Ground Lease and there is no existing condition which, but for the passage of time or the giving of notice, would result in a default under the terms of the Ground Lease;

                    (6) The Ground Lease requires the lessor thereunder to give notice of any default by the lessee to the mortgagee; or the Ground Lease or an estoppel letter received by the mortgagee from the lessor further provides that notice of termination given under the Ground Lease is not effective against the mortgagee unless a copy of the notice has been delivered to the mortgagee in the manner described in such Ground Lease;

                    (7) The mortgagee is permitted a reasonable opportunity (including, where necessary, sufficient time to gain possession of the interest of the lessee under the Ground Lease) to cure any default under the Ground Lease, which is curable after the receipt of notice of any the default before the lessor thereunder may terminate the Ground Lease;

                    (8) The Ground Lease has a term which extends not less than 10 years beyond the maturity date of the related Mortgage Loan;

                    (9) The Ground Lease requires the lessor to enter into a new lease upon termination of the Ground Lease for any reason, including rejection of the Ground Lease in a bankruptcy proceeding; and

                    (10) Under the terms of the Ground Lease and the related Mortgage, taken together, any related insurance proceeds will be applied either to the repair or restoration of all or part of the related Mortgaged Property, with the mortgagee or a trustee appointed by it having the right to hold and disburse the proceeds as the repair or restoration progresses, or to the payment of the outstanding principal balance of the Mortgage Loan together with any accrued interest thereon.

           (xxx) If the related Mortgage is a deed of trust, a trustee, duly qualified under applicable law to serve as such, has been properly designated and currently so serves and is named in the deed of trust or has been substituted in accordance with applicable law, and no fees or expenses are or will become payable to the trustee under the deed of trust, except in connection with a trustee's sale after default by the related Borrower or in connection with the release of the related Mortgaged Property or related security for such Mortgage Loan following the payment of such Mortgage Loan in full;

          (xxxi) The related Note is not secured by any collateral except the lien of the related Mortgage, any related Assignment of Leases and Rents and any related security agreement, guaranties, debt service reserves or other such instruments of collateral, the related Mortgaged Property and the other collateral for such Mortgage Loan do not secure any mortgage loan that is not included in the Trust Fund on the Closing Date;

         (xxxii) No Mortgage Loan, Note or Mortgage requires the mortgagee to release any portion of the Mortgaged Property from the lien of the Mortgage except upon payment in full of such Mortgage Loan at maturity or in connection with a Permitted Prepayment of the Mortgage Loan (or in the case of Mortgage Loans secured by more than one Mortgaged Property, payment of a release price in connection with the sale of one or more (but not all) of the Mortgaged Properties);

        (xxxiii) To LTC's knowledge, there was no existing circumstance or condition with respect to the related Mortgage, Mortgaged Property, Borrower, tenant or operator of the Mortgaged Property relating to such Mortgage Loan (giving effect to any non-recourse provisions therein) that in LTC's reasonable determination would cause such Mortgage Loan to be subject to imminent default except such circumstances and conditions which have been cured prior to the date hereof;

         (xxxiv) Each related Mortgaged Property is on a separate tax parcel, assessed for real estate tax purposes separate and apart from any other property owned by the related Borrower or any other Person;

          (xxxv) The related Assignment of Leases and Rents creates a valid first priority assignment of, or security interest in, the right to receive all payments due under the related Net Lease, if any, which right may be exercised by the mortgagee upon the occurrence of an event of default by the related Borrower under the terms of the related Mortgage;

         (xxxvi) The related Note does not provide for a grace period that exceeds fifteen Business Days during which remittance by the related Borrower of any scheduled Monthly Payment for such Mortgage Loan may be deferred without the payment of any default interest or late charge therefor, and there is no difference for any period between the amount of interest accrued on such Mortgage Loan and the amount of interest payable thereon;

        (xxxvii) In the event of a foreclosure under the related Mortgage, any related Net Lease, if any, will either (i) be extinguished by reason of being subordinate to the related Mortgage, without any non-disturbance or attornment obligations; or (ii) continue in full force and effect, either because such Net Lease is superior in time and has not been subordinated, or because non-disturbance and attornment obligations have been given;

       (xxxviii)    There is no action pending or, to LTC's knowledge,
                    threatened, to terminate the related facility's participation in the Medicaid or Medicare program, and the execution of any Trans-action Documents will not adversely affect the facility's participation in such programs;

         (xxxix) The related Mortgage or the related Note contains no provision limiting or restricting the right or ability of LTC to assign, transfer or convey such Mortgage or Note to any other person or entity;

            (xl) Interest with respect to 17 of the Mortgage Loans is accrued on the basis of a 360-day year consisting of twelve 30-day months and interest with respect to the remaining 23 Mortgage Loans is accrued on the basis of a 365-day year;

           (xli) No Mortgage Loan or Note permits the related Borrower to incur or maintain a second lien on the related Mortgaged Property without the prior consent of the related mortgagee;

          (xlii) To the best of the Originator's knowledge, there is no pending action, suit, proceeding, arbitration or governmental investigation against the related Borrower or the related Mortgaged Property which could have a material effect on the interests of the Certificateholders, with the exception of certain pending litigation against Retirement Care Associates, which directly or through its affiliates operates or manages the Mortgaged Properties securing Mortgage Loans #106, #107, #140, #160 and #189;

         (xliii) Any escrow deposits and payments relating to a Mortgage Loan are under the control of the Originator or the Depositor and all amounts required to be deposited in any escrow accounts with respect to each Mortgage Loan by the related Borrowers have been deposited;

          (xliv) As to each Nursing Facility which constitutes a skilled nursing facility;

                    (1) To the best of LTC's knowledge, each Nursing Facility and each Nursing Facility operator complies with all laws, regulations, quality and safety standards, and requirements of the applicable state Department of Health (each a "DOH") and all other state or federal governmental authorities;

                    (2) To the best of LTC's knowledge, all governmental licenses, permits, regulatory agreements or other approvals or agreements required for the operation of each Nursing Facility are held by the applicable Borrower in the name of the Borrower and are in full force and effect, including without limitation, a valid certificate of need ("CON") or similar certificate, license, or approval issued by the DOH for the requisite number of beds, and approved provider status in any approved provider payment program (collectively, the "Licenses");

                    (3)   The Licenses, including without limitation, the CON:

                          (A) may not, under the terms of the related loan
                              documents, be, and to the best of LTC's
                              knowledge, have not been, transferred to any location other than the Nursing Facility; and

                          (B) to the best of LTC's knowledge, have not been
                              pledged as collateral security for any other loan or indebtedness as of the origination date for such Mortgage Loan;

                    (4) So long as the Certificates remain outstanding, the Originator will not consent to allow any Borrower to:

                          (A) amend or otherwise reduce a Nursing Facility's
                              authorized bed capacity and/or the number of beds approved by the DOH; or

                          (B) replace or transfer all or any material portion
                              of any Nursing Facility's beds to another site or location;

                    (5) To the best of LTC's knowledge, each Nursing Facility is not the subject of any pending action by any state or federal regulatory agency which might result in the revocation or loss of the Licenses;

                    (6) To the best of LTC's knowledge, each Nursing Facility is in compliance with all requirements for participation in Medicare and Medicaid, including without limitation, the Medicare and Medicaid Patient Protection Act of 1987;

                    (7) To the best of LTC's knowledge, no notice of any violation has been received from a government agency that would, directly or indirectly, or with the passage of time:

                          (A) have a material adverse impact on any
                              Borrower's ability to accept and/or retain patients;

                          (B) modify, limit or annul any Borrower's Licenses;
                              or

                          (C) affect any Borrower's continued participation
                              in the Medicaid or Medicare programs, or any successor programs thereto;

                    (8) To the best of LTC's knowledge, no material physical plant waivers of licensure standards exist at any of the Nursing Facilities;

                    (9) To the best of LTC's knowledge, no Nursing Facility had a Level [A] violation which was not resolved prior to the origination of the Mortgage Loan; and

                    (10) To the best of LTC's knowledge, there are no current or pending Medicaid or Medicare recoupment efforts at any of the Nursing Facilities;

                    (11) To the best of the Originator's knowledge, at the time the related Mortgage Loan was originated, all material licenses, including without limitation, the related CON, are held free from restrictions or known conflicts which would materially impair the use or operation of the Nursing Facility;

                    (12) Each Mortgage Loan contains restrictions against rescinding, withdrawing, revoking, amending, modifying, supplementing, or otherwise altering the nature, tenor or scope of the licenses for the related Nursing Facility;

                    (13) To the best of the Originator's knowledge, at the time the related Mortgage Loan was originated, each related Nursing Facility was in conformance in all material respects with all insurance, reimbursement and cost reporting requirements, and, to the extent required, had a current provider agreement which was in full force and effect under

                          Medicare and Medicaid;

                    (14) To the best of the Originator's knowledge, at the time the related Mortgage Loan was originated, there was no revocation, suspension, termination, probation, restriction, limitation, or nonrenewal affecting any borrower, operator, or Nursing Facility or any participation or provider agreement with any third-party payor, including Medicare, Medicaid, Blue Cross and/or Blue Shield, and any other private commercial insurance managed care and employee assistance program to which any operator was subject;

                    (15) With the exception of Mortgage Loans #106, #107, #140, #160 and #189, at the time the related Mortgage Loan was originated, the Originator had no actual knowledge that any borrower had pledged its receivables as collateral security for any other loan or indebtedness;

                    (16) The Originator has no actual knowledge that any existing agreement material to the management or operation of any related Nursing Facility is not in full force or effect or that there is any breach or default under any such agreement by any party thereto.

         (xlvii) There is no condition or circumstance existing as a result of, or arising from, the presence of Hazardous Materials on a Mortgaged Property such that the Mortgage Loan secured by the affected Mortgaged Property would be ineligible, solely by reason of such condition, for purchase by FNMA under the terms of Section 501.04 of the Guide (assuming such Mortgage Loan were secured by multifamily residential property), including a condition or circumstance that would constitute, solely by reason of such condition or circumstance, a material violation of applicable federal, state or local law in effect as of the Closing Date (such condition described in this clause, a "Disqualifying Condition"); and

        (xlviii) Each Mortgage Loan and Mortgage Certificate is a "qualified mortgage" within the meaning of Section 860(G) of the code (without regard to Section 1.860G-2(f)(2) of the Treasury Regulations).

(b) LTC agrees to remedy any violation described below in all material respects or to repurchase the Mortgage Certificates upon the determination, as of the Closing Date and immediately prior to the effectiveness of the transfer effected hereby if one of the following statements is not true in any respect and such violation has a material adverse affect on the interests of the Certificateholders:(i) LTC has marketable title to, and was the sole owner and beneficial record holder of, such Mortgage Certificates, (ii) LTC has full power and authority to sell and assign such Mortgage Certificates free and clear of any and all liens, pledges, charges and security interests created by or through the Company, and (iv) when such Mortgage Certificates are transferred in accordance with the provisions of this Agreement, the Trustee will be the beneficial and record owner thereof.

                                     ARTICLE IV

                       MORTGAGE LOAN AND MORTGAGE CERTIFICATES
                             REPURCHASES OR SUBSTITUTIONS

               Section 4.1 MORTGAGE LOAN REPURCHASES OR SUBSTITUTIONS AND MORTGAGE CERTIFICATE REPURCHASES. (a) If (i)(x) upon the existence of any violation of any representation or warranty described in Section
3.2(a)(xlvii) hereof with respect to any Mortgage Loan except for subsection 3.2(xlvii) (referred to herein as an "event") which event materially and adversely affects the interests of the Certificateholders or (y) any documenta-tion described in Section 2.1 of the Pooling and Servicing Agreement relating to any Mortgage Loan shall be missing or defective, as identified in the Trustee's Exception Report pursuant to the Pooling and Servicing Agreement, and such absence or defect materially and adversely affects the interests of the Certificateholders; and (ii) LTC shall not have cured in all material respects such event, omission or defect within ninety (90) days of discovery of such event, omission or defect, then (iii) LTC shall, at its option, either repurchase such Mortgage Loan or substitute a new mortgage loan meeting and subject to the requirements of Section 2.2(b) of the Pooling and Servicing Agreement (a "Substitute Mortgage Loan") for the Mortgage Loan to which such event, omission or defect relates, and in either case, as provided in clause (c) below, within such ninety (90) day period.

               If there exists any violation of any representation or warranty described in Section 3.2(b) hereof with respect to the Mortgage Certificates and LTC shall not have remedied in all material respects such violation within ninety (90) days of discovery of such violation, then LTC shall repurchase such Mortgage Certificates at a price equal to the Repurchase Price applicable to the Mortgage Certificates.

               The repurchase or substitution obligation described in this paragraph will constitute the sole remedy of the Certificateholders or the Trustee, on behalf of the Certificateholders, with respect to the conditions described in this paragraph (a).

               (b) If, as of the Closing Date of a Mortgage Loan, the representation and warranty contained in Section 3.2(xlvii) was not true and correct as to the related Mortgaged Property LTC shall, within 90 days of receipt from the Master Servicer, the Special Servicer or the Trustee of a written request and of the certifications described in (iii) below, at LTC's option, either (x) cure such Disqualifying Condition or (y) repurchase the affected Mortgage Loan or Mortgage Loans on a whole loan servicing-released basis at the Repurchase Price in the manner provided in Section 2.2(b) of the Pooling and Servicing Agreement, provided that each of the following conditions is satisfied:

         (i) Such Mortgage Loan is at least 60 days delinquent and no action has been taken to initiate foreclosure proceedings or to accept a deed in lieu of foreclosure and the Special Servicer has not taken possession of, or taken over the operation of, the related Mortgaged Property, and the Special Servicer shall have delivered to LTC a certification as to the foregoing;

        (ii) The Special Servicer shall have delivered to LTC and the Trustee, at the expense of the Trust Fund, an Environmental Assessment indicating the presence of a Disqualifying Condition; and

       (iii) The Master Servicer and the Special Servicer shall each provide a written certification to LTC that the Special Servicer has acted in compliance with the servicing standard set forth in Section
               3.1 of the Pooling and Servicing Agreement and has not, by any action, created, caused or contributed to a Disqualifying Condition.

               The repurchase obligation described in this paragraph will constitute the sole remedy of the Certificateholders or the Trustee, on behalf of the Certificateholders, with respect to a Disqualifying Condition. LTC shall not be responsible for any Disqualifying Condition which may arise on a Mortgaged Property after the Closing Date.

               (c) If LTC elects to repurchase a Mortgage Loan or is required to repurchase the Mortgage Certificates in accordance with the terms and conditions set forth herein and in the Pooling and Servicing Agreement, the repurchase shall be for an amount equal to the Repurchase Price applicable to such Mortgage Loan or the Mortgage Certificates, as applicable, as of the date of repurchase. If LTC elects to substitute a Substitute Mortgage Loan hereunder, such substitution shall be effected under the terms and conditions, and subject to the limitations, provided in Section 2.2(b) of the Pooling and Servicing Agreement, including (i) the requirement that LTC deliver to the Company or the Trustee, as the case may be, for each such Mortgage Loan each of the documents set forth in Section 2.1 of the Pooling and Servicing Agreement and such documents as are requested by the Company or the Trustee and (ii) the receipt by the Trustee of the prior written consent from the Rating Agency that such substitution of a Mortgage Loan will not result in the qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates then outstanding.

               (d) In the case of a Substitute Mortgage Loan, LTC will provide the Rating Agency with an Environmental Assessment prepared in accordance with the requirements of the Pooling and Servicing Agreement with respect to the Mortgaged Property or Mortgaged Properties securing such Substitute Mortgage Loan. In addition, any substitution of a Mortgage is subject to the receipt by the Trustee of written confirmation by the Rating Agency that such substitution will not result in a qualification, downgrade or withdrawal of the rating then assigned to any Class of Certificates then outstanding.

               The Substitute Mortgage Loan shall have characteristics such that the events set forth in Section 3.2 herein (other than Section 3.2(xxxiv)) do not exist as of the date of substitution and would not have existed had such Substitute Mortgage Loan originally been a Mortgage Loan and shall be subject to the remedies set forth in this Section 4.1.

                                   ARTICLE V

                                 MISCELLANEOUS

               Section 5.1 NOTICES. Except as otherwise expressly provided herein, all notices, requests and demands to or upon the respective parties hereto to be effective shall be in writing and shall be deemed to have been duly given or made upon receipt at the addresses specified below, or to such other addresses as may be designated by any party in a written notice to the other parties hereto.

               If to LTC, as follows:

                    LTC Properties, Inc.
                    300 Esplanade Drive, Suite 1860
                    Oxnard, CA  93030
                    Attention:  Andre C. Dimitriadis

               with copies thereof to:

               Weil, Gotshal & Manges LLP
               767 Fifth Avenue
               New York, New York  10153
               Attention:  Warren T. Buhle
               and
               LTC Properties, Inc.
               300 Esplanade Drive, Suite 1860
               Oxnard, CA  93030
               Attention:  Pamela J. Privett
                           Senior Vice President and General Counsel

               If to the Company, as follows:

                    LTC REMIC IV Corporation
                    300 Esplanade Drive, Suite 1860
                    Oxnard, CA  93030
                    Attention:  James J. Pieczynski

               with copies thereof to:

                    Weil, Gotshal & Manges LLP
                    767 Fifth Avenue
                    New York, New York  10153
                    Attention:  Warren T. Buhle
                    and
                    LTC REMIC IV Corporation
                    300 Esplanade Drive, Suite 1860
                    Oxnard, CA  93030
                    Attention:  Raad Shawaf
                                Vice President and Assistant General Counsel

               Section 5.2 SUCCESSORS AND ASSIGNS; ASSIGNMENTS. This Agreement shall be binding upon and inure to the benefit of LTC, the Company and their respective successors and assigns, except that LTC shall not assign or transfer (by operation of law or otherwise) any of its rights or obligations under this Agreement without the prior written consent of the Company and the Trustee and any assignment hereof by LTC without such prior written consent shall be null and void for all purposes; PROVIDED, HOWEVER, no such consent shall be required if prior written confirmation has been obtained from the Rating Agency to the effect that such assignment or transfer would not result in the qualification, downgrade or withdrawal of the rating then assigned by the Rating Agency to any Class of Certificates then outstanding. LTC hereby acknowledges and agrees that the Company is assigning to the Trustee all of its right, title and interest in and to this Agreement for the benefit of the Certificateholders pursuant to the Pooling and Servicing Agreement. The rights of the Company hereunder are hereby assigned to the Trustee which shall be assigned to a third party beneficiary hereof.

               Section 5.3. AMENDMENTS AND WAIVERS. Neither this Agreement nor any terms hereof or thereof may be amended, supplemented, modified or waived except by means of written instrument executed by each of the parties hereto and the Trustee.

               Section 5.4. GOVERNING LAW. THIS AGREEMENT AND THE RIGHTS AND OBLIGATIONS OF THE PARTIES HEREUNDER SHALL BE CONSTRUED IN ACCORDANCE WITH AND BE GOVERNED BY THE LAWS OF THE STATE OF NEW YORK (WITHOUT GIVING EFFECT TO THE PRINCIPLES THEREOF RELATING TO CONFLICTS OF LAW).

               Section 5.5 EFFECTIVENESS. This Agreement shall become effective upon the execution and delivery of this Agreement by LTC on the Closing Date.

               Section 5.6 HEADINGS DESCRIPTIVE. The headings of the several sections and subsections of this Agreement are inserted for convenience only and shall not in any way affect the meaning or construction of any provision of this Agreement.

               Section 5.7 MARSHALLING; RECAPTURE. The Company shall not be under any obligation to marshal any assets in favor of LTC or any other party. To the extent the Company receives any payment by or on behalf of LTC, which payment or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required to be repaid to LTC or its estate, trustee, receiver, custodian or any other party under any bankruptcy law, state or federal law, common law or equitable cause, then to the extent of such payment or repayment, the obligation or part thereof which has been paid, reduced or satisfied by the amount so repaid shall be reinstated by the amount so repaid and shall be included within the liabilities of LTC to the Company as of the date such initial payment, reduction or satisfaction occurred.

               Section 5.8 SEVERABILITY. In case any provision or obligation under this Agreement or the other Transaction Documents shall be invalid, illegal or unenforceable in any jurisdiction, the validity, legality and enforceability of the remaining provisions or obligations, or of such provision or obligation in any other jurisdiction, shall not in any way be affected or impaired thereby.

               Section 5.9 CAPITALIZATION. Capitalized terms used in this Agreement that are not defined herein shall have their respective meanings set forth in the Pooling and Servicing Agreement.

               IN WITNESS WHEREOF, the parties hereto have caused their duly authorized representatives to execute and deliver this Agreement as of the date first above written.


                                   LTC PROPERTIES, INC.

                                   By:  /s/ PAMELA J. PRIVETT
                                        ---------------------------------
                                        Name: Pamela J. Privett
                                        Title: Senior V.P. and General Counsel

                                   LTC REMIC IV CORPORATION

                                   By:  /s/ PAMELA J. PRIVETT
                                        ---------------------------------
                                        Name: Pamela J. Privett
                                        Title: Senior V.P. and General Counsel


Accepted by:

GMAC COMMERCIAL MORTGAGE CORPORATION

By:  /s/ KATHRYN MARQUARDT
     ---------------------------------
     Name: Kathryn Marquardt
     Title: Senior President

                                                                       Exhibit A

                            MORTGAGE LOAN SCHEDULE

                                                                       Exhibit B

                           QUALIFIED TITLE INSURERS

     [1.  Chicago Title Insurance Company

     2.  Commonwealth Title Insurance Company

     3.  Lawyers Title Insurance Company

     4.  Stewart Title Guaranty Company

     5.  Alamo Title Insurance of Texas

     6.  First American Title Insurance Company

     7.  Attorneys' Title Insurance Fund, Inc.]